EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2019-C4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer with respect to the mortgage loans sold to the depositor by UBS AG, New York Branch, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ILPT Hawaii Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ILPT Hawaii Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ILPT Hawaii Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 2 North 6th Place Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 2 North 6th Place Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 2 North 6th Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 2 North 6th Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 2 North 6th Place Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Town Square Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Town Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Town Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Town Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Town Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Town Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Town Square Mortgage Loan, KeyBank National Association, as Primary Servicer for the 10000 Santa Monica Boulevard Mortgage Loan, KeyBank National Association, as Special Servicer for the 10000 Santa Monica Boulevard Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 10000 Santa Monica Boulevard Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 10000 Santa Monica Boulevard Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 10000 Santa Monica Boulevard Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Vanguard Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Vanguard Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Vanguard Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Vanguard Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Vanguard Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Vanguard Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the SWVP Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the SWVP Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the SWVP Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the SWVP Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the SWVP Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the SWVP Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio #27 Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the ExchangeRight Net Leased Portfolio #27 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ExchangeRight Net Leased Portfolio #27 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ExchangeRight Net Leased Portfolio #27 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio #27 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ExchangeRight Net Leased Portfolio #27 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio #27 Mortgage Loan, KeyBank National Association, as Primary Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Visions Hotel Portfolio II Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Visions Hotel Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Visions Hotel Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Visions Hotel Portfolio II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Visions Hotel Portfolio II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Visions Hotel Portfolio II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 125 Borinquen Place Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 125 Borinquen Place Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 125 Borinquen Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 125 Borinquen Place Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 125 Borinquen Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 125 Borinquen Place Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the CIRE Equity Retail & Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Renaissance Center VI Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Renaissance Center VI Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Renaissance Center VI Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Renaissance Center VI Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Renaissance Center VI Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Renaissance Center VI Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Renaissance Center VI Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Mount Kemble Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Mount Kemble Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Mount Kemble Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Mount Kemble Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mount Kemble Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Mount Kemble Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Mount Kemble Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Ambler Yards Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Ambler Yards Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Ambler Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Ambler Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Ambler Yards Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Ambler Yards Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Ambler Yards Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Ambler Yards Mortgage Loan, KeyBank National Association, as Primary Servicer for the Inland Life Storage Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Inland Life Storage Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Inland Life Storage Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Inland Life Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Inland Life Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Inland Life Storage Portfolio Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Inland Life Storage Portfolio Mortgage Loan.

Dated: March 13, 2025

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)